UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                  ENVIRONMENTAL REMEDIATION HOLDING CORPORATION
                 (Name of small business issuer in its charter)

     COLORADO                                    88-0218499
--------------------------                  -------------------------------
(State  or  other  jurisdiction  of        (I.R.S. Employer Identification No.)
incorporation or organization)

3-5 Audrey Avenue, Oyster Bay, NY                      11771

 --------------------------                 -------------------------------
(Address of principal place of                     (Zip Code)
business)


STOCK  COMPENSATION PLANS DATED JANUARY 24, 1997,  MAY 1, 1998, October 1, 1998
 and OCTOBER 28, 1998
                 -----------------------------------------------
                            (Full title of the plan)

  Donald F. Mintmire, Esq, 265 Sunrise Avenue, Suite 204, Palm Beach, FL 33480;
                               Tel: (561) 832-5696
         --------------------------------------------------------------
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE

TITLE OF            PROPOSED     PROPOSED    MAXIMUM      AMOUNT OF
SECURITIES          AMOUNT       MAXIMUM     AGGREGATE    REGISTRATION
TO BE               TOBE         OFFERING    OFFERING     FEE (1)
REGISTERED          REGISTERED   PRICE PER   PRICE PER
                                 SHARE       SHARE

Common Stock       550,000 (2)     $0.71    $390,500         $119.00
Par value $.0001

Options            300,000 (3)    $.0001     $30.00        $    1.00
exercisable
into Common
Stock, Par
Value $.0001

    (1) Estimated pursuant to Rule 457(c) and 457(h) solely for the purpose of calculating the Registration Fee, which is based on the closing sale price of the Company's Common Stock on November 12, 1998, 1998 as reported on the OTC Electronic Bulletin Board for the Company's Common Stock and par value of the underlying Common Stock for the Company's Options.

     (2) Represents the number of shares of Commons Stock registered pursuant to this registration statement available for issuance as of November 19, 1998 under Environmental Remediations Corporation Stock Compensation Plans.

     (3) Represents the maximum number of shares to which warrants may be granted under the Environmental Remediation Holding Corporation October 1998 Stock Option Plan (the "Plan").

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The following documents which have been heretofore filed with the Securities and Exchange Commission (the "Commission") by the Registrant pursuant to the Securities Act of 1933 (the "Act") and the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated by reference in this Registration
Statement:

   (1) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1997, as amended (File No. 0-17325)

   (2) The Registrant's Form 10-Q for the quarters ended December 31, 1997, March 31, 1998 and June 30, 1998 and all other reports filed by the Registrant with the Commission pursuant to Section 13(a) or Section 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's Annual Report referred to above; and

   (3) The  description of the Common Stock of the  Registrant  contained in the
Registrant's   Registration  Statement  filed  on  Form  S-1  (Registration  No.
333-43919), as amended filed on July 24, 1998 pursuant to the Act.

     All  documents  filed by the  Registrant  with the  Commission  pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

    See Legal Consulting Agreement of Donald F. Mintmire listed as Exhibit 10.1. There are no othersuch interests.

Item 6. Indemnification of Directors and Officers.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person, in connection with securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 7.       Exemption from Registration Claimed.

     Not applicable.

Item 8.       Exhibits.

     *   5.1      Opinion of Mintmire & Associates

         10.1 Form of Legal Consulting Agreement of Donald F. Mintmire dated January 24, 1997(previously filed February 10, 1997, Registration No. 0-17325)

     *   10.2     Form of Stock Compensation Plan for Charles N. Wooten, Ltd.
                  dated May 1, 1998

     *   10.3     Form of Environmental Remediation Holding Corporation October
                  1998 Stock Option Plan

     *   10.4     Form of Stock Compensation Plan for Milan Capital Group, Inc.
                  dated October 28, 1998

     *   23.1     Consent of Durland & Company, CPA's, P.A.

     *   23.2     Consent of Mintmire & Associates. (contained in the opinion filed as Exhibit 5.1 hereof)

     (* filed herewith)

Item 9. Undertakings.

     The Registrant hereby undertakes:

     (1) to file,  during any period in which it offers or sells  securities,  a
post  effective  amendment  to  this  registration   statement  to  include  any
prospectus required by Section 10(a) (3) of the Securities Act;

     (2) that, for the purpose of determining any liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering;

     (3) to remove from registration by means of a post-effective amendment as of the securities thatremain unsold at the end of the offering.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf, in the City of Lafayette, Louisiana on November 12, 1998.

                        ENVIRONMENTAL REMEDIATION HOLDING
                        CORPORATION

                        By:/s/JAMES R. CALLENDAR, Sr.
                        James R. Callendar,Sr., President

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                 Title                             Date

/s/ SAM L. BASS, JR.      Chairman of the Board            11-12- 98
--------------------
Sam R. Bass

/s/ NOREEN G. WILSON       Director                        11-12- 98
Noreen G. Wilson

/s/ JAMES A. GRIFFIN       Director                        11-12-98
James A. Griffin

/s/JAMES R.CALLENDAR,Sr.   Director                        11-12-98
James R. Callendar, Sr.

/s/ WILLIAM BEATON         Director                        11-17-98
William Beaton


EXHIBIT INDEX

EXHIBIT                             DESCRIPTION

5.1      Opinion of Mintmire & Associates

10.2     Form of Stock Compensation Plan for Charles N. Wooten, Ltd. dated
         May 1,1998

10.3     Form of Environmental Remediation Holding Corporation Stock Option Plan

10.4 Form of Stock Compensation Plan for Milan Capital Group, Inc. dated October 28, 1998

23.1     Consent of Durland & Company, CPA's, P.A.

23.2 Consent of Mintmire & Associates. (contained in the opinion filed as Exhibit 5.1 hereof)